UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 7, 2016

ASHFORD HOSPITALITY PRIME, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35972	46-2488594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(Address of principal executive offices) (Zip Code)
(972) 490-9600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On April 7, 2016, Ashford Prime OP General Partner LLC (the “General Partner”), a Delaware limited liability company and wholly-owned subsidiary of Ashford Hospitality Prime, Inc. (the “Company”), as general partner of Ashford Hospitality Prime Limited Partnership (“Ashford Prime OP”), entered into an amendment (“Amendment No. 1”) to the Second Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership, dated February 1, 2016 (the “Amended Partnership Agreement”). As described herein, Amendment No. 1 reversed those prior amendments, including with respect to the issuance of the Company’s Series C Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), as further described below.

As the Company previously announced on February 2, 2016, the General Partner and the requisite percentage of limited partners of Ashford Prime OP (the “Limited Partners”) approved the Amended Partnership Agreement, which broadened in several ways the rights of the General Partner that were previously set forth in the Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership, dated November 19, 2013. The amendments made in the Amended Partnership Agreement included a number of changes (collectively, the “February 1 Amendments”), including the following: the rights of the General Partner to indemnification and advancement of expenses were broadened; additional requirements were added in order for the Limited Partners to redeem their limited partnership units; the requisite percentage for the Limited Partners to call a special meeting was increased to 66 2/3%; the General Partner was granted additional time to obtain necessary approvals for issuing any shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, following a redemption of the units; and the consent rights of the Limited Partners were revised to require that notice of any objections be provided within a shorter period of time. The February 1 Amendments are described in further detail in the Company’s Form 8-K filed on February 2, 2016. As consideration for the Limited Partners to consent to the amendments set forth in the Amended Partnership Agreement, the Company agreed to issue to qualified Limited Partners, from time to time, shares of Series C Preferred Stock that would vote alongside the holders of the Company’s Common Stock on all matters submitted to stockholders on a one-for-one as-converted basis but otherwise have de minimis economic and other rights.

In response to feedback from the investor community, the Company has determined to refrain from issuing the Series C Preferred Stock unless and until the issuance of the Series C Preferred Stock, in a form and manner that complies with all applicable state and federal laws and stock exchange rules, shall have been approved by the Company’s stockholders (the “Series C Approval”). Accordingly, the General Partner has agreed to reverse the February 1 Amendments unless and until the Series C Approval has been sought and obtained. The Company has no immediate plans to seek the Series C Approval.

The foregoing is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of Amendment No. 1 filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01.   Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit Description

Exhibit 10.1	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Ashford Hospitality Prime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2016	ASHFORD HOSPITALITY PRIME, INC.

	By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership